Exhibit 23.3

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Inseego Corp. 2018 Omnibus Incentive Compensation Plan and the Amended and Restated Inseego Corp. 2000 Employee Stock Purchase Plan of our report dated March 14, 2016, with respect to the consolidated financial statements of Novatel Wireless, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
San Diego, California
August 9, 2018